SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities
Act of 1934

Date of Report (date of earliest event reported):  August 15,
1996

Mallon Resources Corporation
(exact name of registrant as specified in its charter)

    Colorado                 0-17267          84-1095959
(State or other            (Commission      (I.R.S. Employer
jurisdiction               File Number)     Identification No.)
of incorporation)

999 18th Street, Suite 1700, Denver, Colorado          80202
(address of principal executive offices)             (zip code)

Registrant's telephone number, including area code: (303)293-2333 not applicable
(former name or former address, if changed since last report)

Item 5.  Other Events

On August 15, 1996, Mallon Resources Corporation (the "Company") executed the second of two related amendments (the "Amendments") to the Company's Loan Agreement with Bank One, Texas, N.A. The Amendments effect certain changes to various of the financial covenants contained in the Loan Agreement, and change certain provisions of the Loan Agreement relating to the "advance line of credit" governed thereby.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

Bank One - First Agreement To Loan Agreement
Bank One - Second Agreement To Loan Agreement
Signatures

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Mallon Resources Corporation

August 15, 1996            __/s/ Roy Ross_______________________
                           Roy K. Ross, Executive Vice President